Exhibit 99.1

             Alamosa Reports Second Quarter 2005 Results

    LUBBOCK, Texas--(BUSINESS WIRE)--Aug. 9, 2005--

    Highlights:

    -- Income from Operations increased 166% to $34.9 million compared to first quarter pro-forma of $13.1 million

    -- Adjusted EBITDA increased 33% to $91.7 million compared to first quarter pro-forma of $69.0 million

    -- Exchanged 222,817 preferred stock units for 16.8 million newly issued shares of common stock

    --  As previously announced:

        - Subscribers increased approximately 52,000 to 1.447 million

        - Average monthly customer churn declined to 2.1 percent

    Alamosa Holdings, Inc. (NASDAQ: APCS), a PCS Affiliate of
Sprint (NYSE: FON) today reported financial and operational results for the second quarter ended June 30, 2005. Reported results also reflect customer results for net subscriber additions, total direct subscribers and average monthly customer churn previously reported on July 15, 2005. For comparison purposes, the Company is also providing condensed pro-forma statements of operations and certain operating metrics for the four quarters of 2004 and the first quarter of 2005, assuming the acquisition of AirGate PCS, Inc. had taken place at the beginning of the respective quarters.
    Total consolidated revenue for the second quarter was $339.4 million comprised of: $237.7 million in subscriber revenues, $90.0 million in travel revenues (including wholesale and resale) and $11.7 million in product sales revenues. Total consolidated revenue grew by 7% from the first quarter of 2005 and 22% from the second quarter of 2004, on a pro-forma basis. Total consolidated Adjusted EBITDA was $91.7 million for the second quarter compared to pro-forma total consolidated Adjusted EBITDA of $69.0 million in the first quarter of 2005 and $68.6 million in the second quarter of 2004.
    Income from Operations increased 166% or $21.8 million sequentially to $34.9 million in the second quarter from $13.1 million in the first quarter on a pro-forma basis. On a year over year basis, Income from Operations increased $19.7 million on a pro-forma basis. The increase reflects the scale the Company is creating from growth in its subscriber base and growth in its roaming and wholesale revenue.
    The Company reported a second quarter net loss of $5.6 million or $0.04 per common share, after preferred stock dividends and inducement premiums of approximately $5.6 million and a $14.9 million loss on derivatives associated with the preferred stock due to early conversions and the increase in fair value of stock warrants. The second quarter loss compares to a reported net loss of $3.1 million or $0.02 per common share, after preferred stock dividends, during the first quarter of 2005. On a pro-forma basis, the consolidated Company net loss was $3.9 million for the first quarter of 2005 and $20.1 million during the second quarter of 2004.
    During the quarter, the Company exchanged 222,817 preferred stock units for 16.8 million shares of newly issued common stock. In addition, the Company spent approximately $39.6 million on fixed asset additions including the launch of 117 new sites, 30 of which were in the former AirGate properties, in the second quarter increasing the covered population to 19.7 million.
    Net subscriber additions totaled 52,000 during the second quarter, including 3,000 purchased subscribers, compared to 81,000 net additions in the first quarter and 47,000 net additions in the same quarter one year ago on a pro-forma basis. The Company ended the second quarter with 1.447 million subscribers, a 22% increase over
1.188 million subscribers one year ago. The Company reported combined average monthly customer churn of 2.1 percent for the second quarter, compared to 2.3 percent in the first quarter of 2005 and 2.2 percent one year ago on a pro-forma basis.
    "The second quarter of 2005 was another great quarter for Alamosa. It was highlighted by passing the 1 million customer benchmark in the original Alamosa territories along with new records in terms of Revenues, Adjusted EBITDA and average monthly customer churn," said David E. Sharbutt, Chairman and Chief Executive Officer of Alamosa Holdings, Inc. "Although net subscriber additions in the second quarter were seasonally lower, we achieved solid subscriber growth and continued our positive customer retention trends. We continued to expand and improve the network and distribution system in the Southeast and further rationalized our balance sheet through several induced preferred stock exchanges that significantly reduces our dividend requirements." Mr. Sharbutt concluded by stating, "We are focused on execution and the growth of our business for the second half of 2005."


SUMMARY OF SECOND QUARTER 2005 OPERATING STATISTICS
(a) Consolidated results include Holding Company activity, which is not presented separately

                     Alamosa          Alamosa           Alamosa
                  Holdings Inc.    Holdings Inc.     Holdings Inc.
Alamosa         (consolidated)(a) (consolidated)(a) (consolidated)(a)
(combined)           Q2 2005          Q1 2005           Q2 2004
                 ----------------- ----------------- -----------------
Service Revenue
 (millions)     $          327.7  $          303.3  $          198.6
Adjusted EBITDA
 (millions)     $           91.7  $           69.0  $           68.6
Net income
 (loss)
 (millions)     $           (5.6) $           (3.9) $          (20.1)
                 ----------------  ----------------  ----------------
Total Direct
 Subscribers           1,447,000         1,395,000         1,188,000

Net Additions
 (including
 purchased
 subscribers)             52,000            81,000            47,000
Wholesale/
 Resale
 Subscribers             282,000           266,000           112,000
                -----------------  ----------------  ----------------
ARPU (including
 roaming &
  wholesale)    $             77  $             75  $             76
ARPU (without
 roaming &
  wholesale)    $             56  $             55  $             56
CCPU (including
 roaming)       $             43  $             41  $             43
CCPU (without
 roaming)       $             29  $             29  $             31
CPGA            $            361  $            358  $            356
                 ----------------  ----------------  ----------------

Other Select
 Operating          Alamosa          Alamosa           Alamosa
  Metrics (Q2   (consolidated)(a) (consolidated)(a) (consolidated)(a)
   2005)
                ----------------- ----------------- -----------------
Cash & ST
 investment at
  period-end
   (millions)   $          159.9  $          106.3  $           43.9
Fixed Asset
 Additions
  during period
   (millions)   $           39.6  $           24.3  $           15.3
                 ----------------  ----------------  ----------------
Licensed POPs
 (millions)                 23.2              15.8               7.4
Covered POPs
 (millions)                 19.7              13.3               6.4
Churn (net of
 30 day
  returns)                   2.1%              2.0%              2.4%
Penetration -
 Covered POPs                7.3%              7.6%              6.7%
                 ----------------  ----------------  ----------------
Total Voice
 System Minutes
  of Use (MOUs)
   (millions)              4,520             3,066             1,454
Average Voice
 MOUs Per User
  (without
   roaming)                  767               723               869
Average Voice
 MOUs Per User
  (including
   roaming)                  953               904             1,069
Inbound Roaming
 Minutes
  (millions)                 983               676               307
Inbound
 Wholesale &
 Resale Minutes
 (millions)                  260               235                25
Outbound
 Roaming
 Minutes
  (millions)                 796               538               258
                 ----------------  ----------------  ----------------

    BUSINESS OUTLOOK

    The following business outlook for 2005 may be materially affected by competitive conditions, continued development and acceptance of new Vision products and services, changes in pricing plans, the integration of AirGate PCS, Inc., the pending business combination between Sprint and Nextel and general economic conditions, among other things (See "Forward Looking Statements" below):

                             AirGate             AirGate    Alamosa
                              From                 Pro-    Pro-Forma
                            February              Forma    Combined
                  Alamosa   16, 2005   Combined    Year      Year
---------------- ---------- --------- ---------- -------- -----------
Adjusted           $   250   $    65    $   315  $  71.5    $ 321.5
EBITDA             million   million    million  million    million
Fixed Asset        $    90   $    50    $   140
Additions          million   million    million
Net Subscriber
  Additions        165,000    40,000    205,000   56,000     221,000
Average
 Monthly Churn
 - less than           2.4%      2.6%       2.5%     2.6%        2.5%

    CURRENT DEVELOPMENT

    As announced on August 8, 2005, AirGate PCS, Inc., a wholly-owned subsidiary of Alamosa, filed a lawsuit against Sprint, certain of its affiliates and Nextel Communications, Inc. in the Delaware Court of Chancery alleging, among other things, that following the completion of their pending merger, Sprint may breach the exclusivity covenants contained in its management agreement with AirGate and that Nextel unlawfully interfered with AirGate's exclusive rights under such agreement. The complaint seeks, among other things, an order directing Sprint and its affiliates to specifically perform their contractual obligations under their agreements with AirGate, an injunction preventing Sprint and Nextel from taking any action or entering into any agreement that would violate the exclusivity covenants contained in the agreements, a declaratory judgment declaring the rights, remedies and obligations of the parties under the agreements, and damages or other relief.

    SECOND QUARTER EARNINGS RELEASE & CONFERENCE CALL

    Alamosa has scheduled a conference call, which will be broadcast live over the Internet, on Wednesday, August 10, 2005 at 9:00 a.m. ET. Investors and analysts may access the call live via phone by dialing 913-981-5543 and asking for the Alamosa call 10 minutes prior to the start time or listen live over the Internet by logging on to www.alamosapcs.com or www.earnings.com. A telephonic replay of the conference call will be available through Wednesday, August 17, 2005, and may be accessed by calling 719-457-0820 and using the passcode 9400564. An audio archive will be available shortly after the call on the company's website at www.alamosapcs.com or www.earnings.com for 30 days.

    ABOUT ALAMOSA

    Alamosa Holdings, Inc. is the largest (based on number of subscribers) PCS Affiliate of Sprint (NYSE: FON), which operates the largest all-digital, all-CDMA Third-Generation (3G) wireless network in the United States. Alamosa has the exclusive right to provide digital wireless mobility communications network services under the Sprint brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois, California, Georgia, South Carolina, North Carolina and Tennessee. Alamosa's territory includes licensed population of 23.2 million residents, including 15.8 million residents in Alamosa's territories and 7.4 million residents in the recently acquired AirGate properties.

    ABOUT SPRINT

    Sprint offers an extensive range of innovative communication products and solutions, including global IP, wireless, local and multi-product bundles. A Fortune 100 company with more than $27 billion in annual revenues in 2004, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network; an award-winning Tier 1 Internet backbone; and one of the largest 100-percent digital, nationwide wireless networks in the United States. For more information, visit www.sprint.com/mr.

    FORWARD-LOOKING STATEMENTS

    Statements contained in this news release that are forward-looking statements including "Business Outlook" data and statements containing terms such as "can," "may," "will," "expect," "plan," and similar terms and statements about the benefits of the merger between Alamosa and AirGate PCS, Inc, are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint; shifts in populations or network focus; changes or advances in technology; changes in Sprint's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets and adverse changes in financial position, condition or results of operations and as outlined in the "Business Outlook" section of this release, competitive conditions, continued development and acceptance of new Vision products and services, changes in pricing plans, the integration of AirGate PCS, Inc., the pending business combination between Sprint and Nextel and general economic conditions, among other things. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31, 2004 and in subsequent filings with the Securities and Exchange Commission. Investors and analysts should not place undue reliance on forward-looking statements.

    Definitions of Operating and Non-GAAP Financial Measures

    We provide readers financial measures generated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP ("Non-GAAP"). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.

    The Non-GAAP financial measures used in this release include the following:

    -- Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") are defined as net income/(loss) plus income taxes, net interest expense, depreciation expense, amortization expense and other non-cash expense items. Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

    The financial measures and other operating metrics used in this release include the following:

    -- ARPU, or average monthly revenue per user, is a measure used to determine the average monthly subscriber revenue earned for subscribers based in our territory. This measure is calculated by dividing subscriber revenues (ARPU) or total service revenues (ARPU with roaming) in our consolidated statement of operations by our average daily subscribers during the period divided by the number of months in the period.

    -- CCPU, or cash cost per user, is a measure of the costs to operate our business on a per subscriber basis consisting of costs of service and operations, general and administrative expenses and debt exchange expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers (CCPU with roaming) less roaming charges paid to Sprint PCS (CCPU before roaming). These costs are divided by average daily subscribers during the period divided by the number of months in the period to calculate CCPU.

    -- CPGA, or cost per gross addition, is used to measure the average cost we incur to add a new subscriber in our territory. Costs we incur in calculating this measure include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs. We calculate CPGA by dividing (a) the sum of cost of products sold and selling and marketing expenses associated with transactions with new subscribers during the measurement period, less product sales revenues associated with transactions with new subscribers during the measurement period, by (b) the total number of subscribers activated in our territory during the period (net of activations deactivated within 30 days and activations due to transfers from Sprint PCS and other PCS Affiliates of Sprint into our territory).

    -- Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis. We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our service area and those who deactivated within 30 days of activation) as a percentage of our average daily subscriber base during the period divided by the number of months during the period.

    -- Licensed POPs represent the number of residents (usually expressed in millions) in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name in the PCS wireless spectrum. The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

    -- Covered POPs represent the number of residents (usually expressed in millions) covered by our portion of the PCS network of Sprint in our territory. The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.


                        ALAMOSA HOLDINGS, INC.
                      CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)
           (dollars in thousands, except share information)

                                             June 30,    December 31,
                                               2005         2004
                                          ------------- -------------
ASSETS

Current assets:
   Cash and cash equivalents              $     69,298  $    129,917
   Short term investments                       90,642        50,418
   Customer accounts receivable, net            85,399        44,687
   Receivable from Sprint                       20,677        24,809
   Interest receivable                             228           216
   Inventory                                    13,845         9,136
   Prepaid expenses and other assets            19,476        13,170
   Deferred customer acquisition costs           5,614         6,337
   Deferred tax asset                            4,450         4,230
                                           ------------  ------------
     Total current assets                      309,629       282,920

   Property and equipment, net                 539,684       441,808
   Debt issuance costs, net                      8,561         9,086
   Early redemption option on preferred
    stock                                        7,451        21,387
   Goodwill                                    245,087            --
   Intangible assets, net                      793,839       416,716
   Other noncurrent assets                       5,671         4,188
                                           ------------  ------------
     Total assets                         $  1,909,922  $  1,176,105
                                           ============  ============

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
  STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                       $     29,207  $     24,692
   Accrued expenses                             55,007        43,916
   Payable to Sprint                            35,902        35,852
   Interest payable                             23,589        21,076
   Deferred revenue                             25,844        22,549
   Current installments of capital leases          110           110
                                           ------------  ------------
     Total current liabilities                 169,659       148,195
                                           ------------  ------------
Long term liabilities:
   Capital lease obligations                       695           749
   Other noncurrent liabilities                  9,413         5,835
   Deferred tax liability                       33,844        16,362
   Senior notes                              1,092,872       739,141
                                           ------------  ------------
     Total long term liabilities             1,136,824       762,087
                                           ------------  ------------
     Total liabilities                       1,306,483       910,282
                                           ------------  ------------
Commitments and contingencies                       --            --

Mandatorily redeemable convertible
  preferred stock:
    Series B preferred stock, $.01 par
     value; 750,000 shares authorized;
     225,363 and 478,987 shares issued
     and outstanding, respectively              75,820       161,148
    Series C preferred stock, $.01 par
     value; 500,000 shares authorized; no
     shares issued                                  --            --
                                           ------------  ------------

     Total mandatorily redeemable
      convertible
       preferred stock                          75,820       161,148
                                           ------------  ------------
Stockholders' equity:
   Preferred stock, $.01 par value;
    8,750,000
     shares authorized; no shares issued            --            --
   Common stock, $.01 par value;
    290,000,000
     shares authorized; 162,659,994 and
     114,895,245 shares issued and
     outstanding, respectively                   1,627         1,149
   Additional paid-in capital                1,285,186       860,425
   Accumulated deficit                        (757,080)     (756,834)
   Unearned compensation                        (2,114)          (65)
                                           ------------  ------------
     Total stockholders' equity                527,619       104,675
                                           ------------  ------------
     Total liabilities and stockholders'
       equity                             $  1,909,922  $  1,176,105
                                           ============  ============


                        ALAMOSA HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
           (dollars in thousands, except per share amounts)

                                          For the three months ended
                                                   June 30,
                                          ---------------------------
                                                  2005          2004
                                           ------------  ------------
Revenues:
   Subscriber revenues                   $     237,692 $     133,569
   Roaming and wholesale revenues               89,967        51,705
                                           ------------  ------------
     Service revenues                          327,659       185,274
   Product sales                                11,720         8,055
                                           ------------  ------------
     Total revenue                             339,379       193,329
                                           ------------  ------------
Costs and expenses:
   Cost of service and operations              162,596        91,062
   Cost of products sold                        29,953        16,379
   Selling and marketing                        46,011        31,839
   General and administrative expenses           9,135         5,706
   Merger related expenses                          --            --
   Depreciation and amortization                55,905        25,523
   Loss on disposal of property and
equipment                                          131         2,604
   Non-cash compensation                           716            25
                                           ------------  ------------
     Total costs and expenses                  304,447       173,138
                                           ------------  ------------
     Income from operations                     34,932        20,191
Loss on debt extinguishment                       (482)           --
Gain (loss) on derivative instrument           (14,925)      (11,926)
Interest and other income                        1,573           221
Interest expense                               (25,295)      (18,952)
                                           ------------  ------------
   Loss before income taxes                     (4,197)      (10,466)
Income tax (expense) benefit                     4,193          (240)
                                           ------------  ------------
   Net loss                                         (4)      (10,706)
Preferred stock dividend                          (851)       (2,576)
Preferred stock conversion premium              (4,777)       (6,441)
                                           ------------  ------------
   Net loss attributable to common
     stockholders                        $      (5,632)$     (19,723)
                                           ============  ============

Net loss per common share, basic
  and diluted                            $       (0.04)$       (0.19)
                                           ============  ============

Weighted average common shares
  outstanding, basic and diluted           157,080,740   101,885,776
                                           ============  ============

                                           For the six months ended
                                                   June 30,
                                          ---------------------------
                                                  2005          2004
                                           ------------  ------------
  Revenues:
   Subscriber revenues                   $     427,672 $     258,315
   Roaming and wholesale revenues              158,144        94,858
                                           ------------  ------------
     Service revenues                          585,816       353,173
   Product sales                                21,335        16,846
                                           ------------  ------------
     Total revenue                             607,151       370,019
                                           ------------  ------------
Costs and expenses:
   Cost of service and operations              284,871       177,278
   Cost of products sold                        58,532        36,162
   Selling and marketing                        91,288        62,832
   General and administrative expenses          18,315        11,423
   Merger related expenses                       1,280            --
   Depreciation and amortization                96,559        52,907
   Loss on disposal of property and
     equipment                                     107         2,910
   Non-cash compensation                         1,487            51
                                           ------------  ------------
     Total costs and expenses                  552,439       343,563
                                           ------------  ------------
     Income from operations                     54,712        26,456
Loss on debt extinguishment                       (482)      (13,101)
Gain (loss) on derivative instrument           (14,076)          746
Interest and other income                        2,673           389
Interest expense                               (47,649)      (37,187)
                                           ------------  ------------
   Loss before income taxes                     (4,822)      (22,697)
Income tax (expense) benefit                     4,576          (557)
                                           ------------  ------------

   Net loss                                       (246)      (23,254)
Preferred stock dividend                        (3,000)       (5,796)
Preferred stock conversion premium              (5,506)       (6,441)
                                           ------------  ------------
   Net loss attributable to common
     stockholders                         $     (8,752)$     (35,491)
                                           ============  ============


Net loss per common share, basic and
  diluted                                 $      (0.06) $      (0.36)
                                           ============  ============

Weighted average common shares
  outstanding, basic and diluted           143,090,447    98,688,272
                                           ============  ============


                        ALAMOSA HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (UNAUDITED)
                        (dollars in thousands)

                                           For the six months ended
                                                    June 30,
                                           --------------------------
                                                   2005         2004
                                           ------------- ------------
Cash flows from operating activities:
 Net loss                                  $       (246) $   (23,254)
Adjustments to reconcile net loss to net
  cash provided by operating activities:
 Non-cash compensation                            1,487           51
 Non-cash interest expense on derivative
  instruments                                        --            6
 Non-cash accretion of asset retirement
  obligations                                       144           91
 Non-cash (gain) loss on derivative
  instruments                                    14,076         (746)
 Provision for bad debts                          5,173        4,114
 Depreciation and amortization of property
  and equipment                                  48,681       35,945
 Amortization of intangible assets               47,878       16,962
 Amortization of financing costs included
  in interest expense                               454          488
 Amortization of debt premium                    (1,442)          --
 Loss on debt extinguishment                        482       13,101
 Interest accreted on discount notes             13,171       12,056
 Deferred income taxes                             (220)          --
 Loss on disposal of property and
  equipment                                         107        2,910
 Merger related expenses                          1,280           --
 (Increase) decrease in:
   Receivables                                     (985)     (12,579)
   Inventory                                       (378)          17
   Prepaid expenses and other assets             (1,394)       1,633
 Increase (decrease) in:
   Accounts payable and accrued expenses        (54,271)      10,891
                                           ------------- ------------

   Net cash provided by operating
    activities                                   73,997       61,686
                                           ------------- ------------

Cash flows from investing activities:
 Proceeds from sale of assets                       214          380
 Purchases of property and equipment            (65,617)     (42,636)
 Net cash paid in business combination          (69,831)          --
 Merger related expenses                           (436)          --
 Change in restricted cash                           --            1
 Change in short term investments                 4,400      (50,119)
                                           ------------- ------------

   Net cash used in investing activities       (131,270)     (92,374)
                                           ------------- ------------

Cash flows from financing activities:
 Proceeds from issuance of senior notes              --      250,000
 Redemption of senior notes                      (6,800)          --
 Repayments of borrowings under senior
  secured debt                                       --     (200,000)
 Merger related expenses                           (844)          --
 Debt issuance costs                                 --       (8,100)
 Preferred stock dividends                       (3,793)      (6,053)
 Preferred stock conversion premium                  --         (116)
 Stock options exercised                          7,876          719
 Shares issued to employee stock purchase
  plan                                              267          492
 Proceeds from restricted stock sales                 2           --
 Payments on capital leases                         (54)        (330)
                                           ------------- ------------

   Net cash provided by (used in)
    financing activities                         (3,346)      36,612
                                           ------------- ------------

Net increase (decrease) in cash and cash
 equivalents                                    (60,619)       5,924
Cash and cash equivalents at beginning of
 period                                         129,917       99,644
                                           ------------- ------------

Cash and cash equivalents at end of period $     69,298  $   105,568
                                           ============= ============

Supplemental disclosure of non-cash
  financing and investing activities:
 Stock issued in business combination      $    330,848  $        --
 Warrants assumed in business combination         2,568           --
 Fair value of assets acquired in business
  combination                                   879,084           --
 Fair value of liabilities assumed in
  business combination                         (441,518)          --
 Conversion of preferred stock                   85,328       65,626
 Preferred stock issued in debt exchange             --           51
 Non-cash fixed asset additions                     127           --
 Asset retirement obligations capitalized           321           75
 Capitalized lease obligations incurred              --           67
 Change in accounts payable for purchases
  of property and equipment                       3,855      (11,186)


                         ALAMOSA HOLDINGS INC.
                            BALANCE SHEETS
                          AS OF JUNE 30, 2005

                                Alamosa    AirGate PCS,    Alamosa
                               (Delaware),      Inc.      Holdings,
                                  Inc.                       Inc.
                              ------------ ------------- ------------
ASSETS
Current Assets:
 Cash and cash equivalents        $55,206        $4,366      $69,298
 Short term investments            51,087        39,549       90,642
 Customer accounts
  receivable, net                  58,761        26,638       85,399
 Receivable from Sprint            17,285         3,392       20,677
 Interest receivable                  228            --          228
 Intercompany receivable           20,606            --           --
 Inventory                         10,024         3,821       13,845
 Prepaid expenses and other
  assets                           12,146         7,019       19,476
 Deferred customer
  acquisition costs                 5,362           252        5,614
 Deferred tax asset                 4,230         7,611        4,450
                              ------------ ------------- ------------
     Total current assets         234,935        92,648      309,629

Property and equipment, net       449,040        90,644      539,684
Debt issuance costs, net            8,561            --        8,561
Early redemption option on
 preferred stock                       --            --        7,451
Goodwill                               --       255,305      245,087
Intangible assets, net            401,583       392,256      793,839
Other noncurrent assets             4,268         1,403        5,671
                              ------------ ------------- ------------
     Total assets              $1,098,387      $832,256   $1,909,922
                              ============ ============= ============

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
 STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable                 $23,808        $5,399      $29,207
 Accrued expenses                  51,027        14,787       55,007
 Payable to Sprint                 23,424        12,478       35,902
 Interest payable                  21,077         2,512       23,589
 Intercompany payable                  --         3,010           --
 Deferred revenue                  19,890         5,954       25,844
 Current installments of
  capital leases                      110            --          110
                              ------------ ------------- ------------
     Total current
      liabilities                 139,336        44,140      169,659

Capital lease obligations             695            --          695
Other noncurrent liabilities        6,018         1,070        9,413
Deferred tax liability             16,605        27,700       33,844
Senior notes                      745,923       346,949    1,092,872
                              ------------ ------------- ------------
     Total liabilities            908,577       419,859    1,306,483
                              ------------ ------------- ------------

Mandatorily redeemable
 convertible preferred stock           --            --       75,820
                              ------------ ------------- ------------

Stockholders' Equity:
 Preferred stock                       --            --           --
 Common stock                          --            --        1,627
 Additional paid-in capital       932,059       424,560    1,285,186
 Accumulated deficit             (740,512)      (12,163)    (757,080)
 Unearned compensation             (1,737)           --       (2,114)
                              ------------ ------------- ------------
     Total stockholders'
      equity                      189,810       412,397      527,619
                              ------------ ------------- ------------
     Total liabilities and
      stockholders' equity     $1,098,387      $832,256   $1,909,922
                              ============ ============= ============


                        ALAMOSA HOLDINGS, INC.
                       STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED JUNE 30, 2005

                                Alamosa    AirGate PCS,    Alamosa
                               (Delaware),      Inc.      Holdings,
                                  Inc.                       Inc.
                              ------------ ------------- ------------

Revenues:
   Subscriber revenues           $163,871       $73,821     $237,692
   Roaming and wholesale
    revenues                       66,289        24,776       89,967
                              ------------ ------------- ------------

       Service revenues           230,160        98,597      327,659
   Product sales                    8,715         3,005       11,720
                              ------------ ------------- ------------
         Total revenue            238,875       101,602      339,379

Costs and expenses:
   Cost of service and
    operations                    110,615        53,079      162,596
   Cost of products sold           22,255         7,698       29,953
   Selling and marketing           33,618        12,393       46,011
   General and administrative
    expenses                        3,509         5,373        9,135
   Depreciation and
    amortization                   28,107        27,798       55,905
   Loss on disposal of
    property and equipment            131            --          131
   Non-cash compensation              (47)          550          716
                              ------------ ------------- ------------
       Income (loss) from
        operations                 40,687        (5,289)      34,932
Loss on debt extinguishment          (482)           --         (482)
Loss on derivative
 instruments                           --            --      (14,925)
Interest and other income             831           706        1,573
Interest expense                  (19,566)       (5,729)     (25,295)
                              ------------ ------------- ------------

    Income (loss) before
     income taxes                  21,470       (10,312)      (4,197)
Income tax (expense) benefit       (5,493)        3,966        4,193
                              ------------ ------------- ------------

     Net income (loss)            $15,977       $(6,346)         $(4)
                              ============ ============= ============


                        ALAMOSA HOLDINGS, INC.
                       STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 2005

                                Alamosa    AirGate PCS,    Alamosa
                               (Delaware),      Inc.      Holdings,
                                  Inc.                       Inc.
                              ------------ ------------- ------------

Revenues:
   Subscriber revenues           $318,902      $108,770     $427,672
   Roaming and wholesale
    revenues                      126,895        32,916      158,144
                              ------------ ------------- ------------

       Service revenues           445,797       141,686      585,816
   Product sales                   16,682         4,653       21,335
                              ------------ ------------- ------------
         Total revenues           462,479       146,339      607,151

Costs and expenses:
   Cost of services and
    operations                    212,098        74,440      284,871
   Cost of products sold           46,406        12,126       58,532
   Selling and marketing           70,138        21,150       91,288
   General and administrative
    expenses                        9,611         8,272       18,315
   Merger related expenses            436            --        1,280
   Depreciation and
    amortization                   54,456        42,103       96,559
   Loss on disposal of
    property and equipment            107            --          107
   Non-cash compensation              556           550        1,487
                              ------------ ------------- ------------
       Income (loss) from
        operations                 68,671       (12,302)      54,712
Loss on debt extinguishment          (482)           --         (482)
Loss on derivative
 instruments                           --            --      (14,076)
Interest and other income           1,599         1,025        2,673
Interest expense                  (39,152)       (8,497)     (47,649)
                              ------------ ------------- ------------

         Income (loss) before
          income taxes             30,636       (19,774)      (4,822)
Income tax (expense) benefit       (7,044)        7,611        4,576
                              ------------ ------------- ------------

     Net income (loss)            $23,592      $(12,163)       $(246)
                              ============ ============= ============


                        ALAMOSA HOLDINGS, INC.
                       STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 2005

                                Alamosa    AirGate PCS,    Alamosa
                               (Delaware),      Inc.      Holdings,
                                  Inc.                       Inc.
                              ------------ ------------- ------------
Cash flows from operating
 activities:
Net income (loss)                 $23,592      $(12,163)       $(246)
Adjustments to reconcile net
  income (loss)  to net cash
  provided by (used in)
  operating activities:
 Non-cash compensation                556           550        1,487
 Non-cash accretion of asset
  retirement obligation               115            29          144
 Non-cash loss on derivative
  instruments                          --            --       14,076
 Provision for bad debts            3,863         1,310        5,173
 Depreciation and
  amortization of property
  and equipment                    39,323         9,358       48,681
 Amortization of intangible
  assets                           15,133        32,745       47,878
 Amortization of financing
  costs included in interest
  expense                             454            --          454
 Amortization of debt premium          --        (1,442)      (1,442)
 Loss on debt extinguishment          482            --          482
 Interest accreted on
  discount notes                   13,171            --       13,171
 Deferred income taxes                 --        (7,611)        (220)
 Loss on disposal of property
  and equipment                       107            --          107
 Merger related expenses              436            --        1,280
(Increase) decrease in:
 Receivable from/payable to
  Parent                          (22,136)        2,460           --
 Receivables                      (10,426)        9,441         (985)
    Inventory                        (888)          510         (378)
    Prepaid expenses and
     other assets                     (59)       (3,003)      (1,394)
 Increase (decrease) in:
    Accounts payable and
     accrued expenses              (6,466)      (36,144)     (54,271)
                              ------------ ------------- ------------
    Net cash provided by
     (used in) operating
     activities                    57,257        (3,960)      73,997
                              ------------ ------------- ------------

Cash flows from investing
 activities:
 Proceeds from sale of assets         214            --          214
 Purchases of property and
  equipment                       (47,555)      (18,062)     (65,617)
 Net cash paid in business
  combination                          --        36,314      (69,831)
 Merger related expenses             (436)           --         (436)
 Change in short term
  investments                        (676)        5,074        4,400
                              ------------ ------------- ------------
    Net cash provided by
     (used in) investing
     activities                   (48,453)       23,326     (131,270)
                              ------------ ------------- ------------

Cash flows from financing
 activities:
 Redemption of senior notes        (6,800)           --       (6,800)
 Merger related expenses               --            --         (844)
 Preferred stock dividends             --            --       (3,793)
 Stock options exercised               --            --        7,876
 Shares issued to employee
  stock purchase plan                  --            --          267
 Proceeds from restricted
  stock sales                          --            --            2
 Capital distribution to
  Parent                          (73,876)      (15,000)          --
 Payments on capital leases           (54)           --          (54)
                              ------------ ------------- ------------
    Net cash provided by
     (used in) financing
     activities                   (80,730)      (15,000)      (3,346)
                              ------------ ------------- ------------

    Net increase (decrease)
     in cash and cash
     equivalents                  (71,926)        4,366      (60,619)
Cash and cash equivalents at
 beginning of period              127,132            --      129,917
                              ------------ ------------- ------------
Cash and cash equivalents at
 end of period                    $55,206        $4,366      $69,298
                              ============ ============= ============

Supplemental disclosure of
 non-cash financing and
 investing activities:
 Capital infusion in business
  combination                         $--      $333,416          $--
 Stock issued in business
  combination                          --            --      330,848
 Warrants assumed in business
  combination                          --            --        2,568
 Fair value of assets
  acquired in business
  combination                          --       888,920      879,084
 Fair value of liabilities
  assumed in business
  combination                          --      (449,552)    (441,518)
 Conversion of preferred
  stock                                --            --       85,328
 Non-cash fixed asset
  additions                           127            --          127
 Asset retirement obligations
  capitalized                         292            28          321
 Change in accounts payable
  for purchases of property
  and equipment                      (973)        4,827        3,855


     Computation of Adjusted EBITDA and Reconciliation of Non-GAAP
                          Liquidity Measures
                              (Unaudited)
                            (In thousands)

                                Alamosa       Alamosa
                                Holdings,   (Delaware),  AirGate PCS,
                                   Inc.         Inc.         Inc.
                              ---------------------------------------
                                For the      For the      For the
                                 three        three        three
                                 months       months       months
                               ended June   ended June    ended June
                                  30,           30,          30,
                                 2005          2005         2005
                              ------------ ------------- ------------

Net income (loss)                     $(4)      $15,977      $(6,346)
Income tax expense (benefit)       (4,193)        5,493       (3,966)
Net interest expense               23,722        18,735        5,023
Depreciation and amortization      55,905        28,107       27,798
Non-cash compensation                 716           (47)         550
Loss on debt extinguishment           482           482            -
(Gain) loss on derivative
 instruments                       14,925             -            -
    (Gain) loss on disposal of
     property and equipment           131           131            -

                              ------------ ------------- ------------

Adjusted EBITDA                    91,684        68,878       23,059
Provision for bad debts             3,454         2,090        1,364
Non-cash accretion of asset
 retirement obligation                 74            60           14
Non-cash interest items             5,825         6,826       (1,001)
Cash income tax (expense)
 benefit                            3,973        (5,493)           -
Net interest expense              (23,722)      (18,735)      (5,023)
Working capital changes           (16,605)        8,070      (17,754)
                              ------------ ------------- ------------

    Cash flows from operating
     activities                   $64,683       $61,696         $659
                              ============ ============= ============


            Computation of Average Revenue per User (ARPU)
               Computation of Cash Cost per User (CCPU)
                              (Unaudited)

                                Alamosa       Alamosa
                                Holdings,   (Delaware),  AirGate PCS,
                                   Inc.         Inc.         Inc.
                              ---------------------------------------
                                For the      For the      For the
                                 three        three        three
                                 months       months       months
                               ended June   ended June    ended June
                                   30,          30,          30,
                                  2005         2005         2005
                              ------------ ------------- ------------

Subscriber revenues (000s)       $237,692      $163,871      $73,821
Roaming and wholesale revenue
 (000s)                            89,967        66,289       24,776
                              ------------ ------------- ------------

Service revenue (000s)           $327,659      $230,160      $98,597
                              ============ ============= ============

Average subscribers (000s)          1,424           994          430
                              ============ ============= ============

ARPU                                  $56           $55          $57
                              ============ ============= ============

ARPU with roaming                     $77           $77          $76
                              ============ ============= ============

Cost of service and
 operations (000s)               $162,596      $110,615      $53,079
Less roaming expense (000s)       (57,058)      (37,852)     (20,304)
 General and administrative
  expenses (000s)                   9,135         3,509        5,373
Merger related expenses
 (000s)                                --            --           --
 Upgrade costs in selling and
  marketing expenses (000s)        10,400         7,610        2,790
                              ------------ ------------- ------------
                                 $125,073       $83,882      $40,938
                              ============ ============= ============

  Average subscribers(000s)         1,424           994          430
                              ============ ============= ============

  CCPU                                $29           $28          $32
                              ============ ============= ============

  CCPU with roaming                   $43           $41          $47
                              ============ ============= ============


             Computation of Cost per Gross Addition (CPGA)
                              (Unaudited)

                                 Alamosa      Alamosa    AirGate PCS,
                                Holdings,   (Delaware),      Inc.
                                  Inc.          Inc.
                              ---------------------------------------
                                 For the      For the      For the
                                  three        three        three
                                 months        months       months
                               ended June    ended June   ended June
                                   30,           30,          30,
                                  2005          2005         2005
                              ------------ ------------- ------------

Selling and marketing
 expenses (000s)                  $46,011       $33,618      $12,393
Less upgrade costs in selling
 and marketing costs(000s)        (10,400)       (7,610)      (2,790)
  Cost of products sold(000s)      29,953        22,255        7,698
  Product sales revenues(000s)    (11,720)       (8,715)      (3,005)
                              ------------ ------------- ------------

                                  $53,844       $39,548      $14,296
                              ============ ============= ============

  Activations (000s)                  151           109           42
                              ============ ============= ============

  CPGA                               $357          $363         $340
                              ============ ============= ============

    Unaudited Pro Forma Statements of Operations and Operating Metrics

    The unaudited pro forma statements of operations and operating metrics for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005 present the effects of the acquisition of AirGate PCS, Inc. by Alamosa Holdings, Inc. using the purchase method of accounting assuming the transaction had been completed as of the beginning of the respective periods.
    The pro forma statements were prepared using historical unaudited quarterly financial statements of AirGate and Alamosa. Adjustments to the historical statements of operations include (i) the elimination of intercompany travel revenue and expense, (ii) amortization of intangible assets recorded in connection with the acquisition, (iii) decrease in depreciation of property and equipment based on the fair value of AirGate property and equipment recorded in connection with the transaction, (iv) reduction in interest expense based on the fair value of AirGate debt recorded in connection with the transaction, and
(v) the tax effect of all pro forma adjustments using the historical effective tax rate.
    The unaudited pro forma condensed consolidated financial information is for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Alamosa Holdings would have been had the transaction occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.
    The unaudited pro forma condensed consolidated financial information does not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the transaction. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Alamosa Holdings, Inc. and AirGate PCS, Inc.


                        Alamosa Holdings, Inc.
                  Pro Forma Statements of Operations

                  Q1 2004    Q2 2004    Q3 2004    Q4 2004    Q1 2005
  (000s)         Pro Forma  Pro Forma  Pro Forma  Pro Forma  Pro Forma
                ---------- ---------- ---------- ---------- ----------
Revenues:
Service
 Revenues        $186,402   $198,606   $209,245   $218,945   $224,660
Travel and
 Roaming           55,835     68,186     80,514     81,621     78,590
                ---------- ---------- ---------- ---------- ----------
    Total
     Service
     Revenues     242,237    266,792    289,759    300,566    303,250
Product Sales      11,673     11,667     12,208     12,415     12,826
                ---------- ---------- ---------- ---------- ----------
    Total
     Revenue      253,910    278,459    301,967    312,981    316,076
                ---------- ---------- ---------- ---------- ----------

Costs and
 expenses:
Cost of service
 & operations     124,815    133,418    134,543    154,602    145,276
Cost of
 products sold     26,985     23,049     28,916     29,995     35,107
Selling and
 marketing         42,909     42,729     54,018     53,334     54,570
General and
 Administrative    12,054     10,676     10,485     10,498     12,103
Depreciation
 and
 amortization      52,476     50,738     51,241     55,175     55,168
(Gain) loss on
 disposal of
 property and
 equipment            303      2,602        227        941         (4)
Non cash
 compensation          26         25         30        802        771
                ---------- ---------- ---------- ---------- ----------
    Total costs
     and
     expenses     259,568    263,237    279,460    305,347    302,991
                ---------- ---------- ---------- ---------- ----------

    Income
     (Loss)
     from
     operations    (5,658)    15,222     22,507      7,634     13,085

Loss on debt
 exchange         (13,101)         -          -     (2,991)         -
Change in fair
 value of
 derivatives       12,672    (11,926)     1,200     (2,251)       849
Interest and
 other income         333        409        599      1,253      1,446
Interest
 expense          (25,815)   (23,325)   (24,751)   (26,213)   (25,468)
                ---------- ---------- ---------- ---------- ----------
    Loss before
     income tax   (31,569)   (19,620)      (445)   (22,568)   (10,088)

Income Tax
 Benefit/
(Expense)            (818)      (450)         -      1,038      6,181
                ---------- ---------- ---------- ---------- ----------
    Net loss     $(32,387)  $(20,070)     $(445)  $(21,530)   $(3,907)
                ========== ========== ========== ========== ==========


                        Alamosa Holdings, Inc.
                     Pro Forma Operating Metrics

                  Q1 2004    Q2 2004    Q3 2004    Q4 2004    Q1 2005
  (000s)         Pro Forma  Pro Forma  Pro Forma  Pro Forma  Pro Forma
                ---------- ---------- ---------- ---------- ----------

Subscriber
 revenues        $186,402   $198,606   $209,245   $218,945   $224,660
Roaming and
 wholesale
 revenues          55,835     68,186     80,514     81,621     78,590
                ---------- ---------- ---------- ---------- ----------
    Total
     Service
     Revenues    $242,237   $266,792   $289,759   $300,566   $303,250
                ========== ========== ========== ========== ==========

Average
 subscribers        1,123      1,177      1,229      1,288      1,355
                ========== ========== ========== ========== ==========

ARPU                  $55        $56        $57        $57        $55
                ========== ========== ========== ========== ==========
ARPU with
 roaming              $72        $76        $79        $78        $75
                ========== ========== ========== ========== ==========

Cost of service
 and operations  $124,815   $133,418   $134,543   $154,602   $145,276
Less roaming
 expenses         (36,853)   (41,602)   (48,359)   (50,638)   (48,728)
General and
 administrative
 expenses          12,054     10,676     10,485     10,498     12,103
Upgrade costs
 in selling and
 marketing          8,003      6,433     11,544     11,043     10,225
                ---------- ---------- ---------- ---------- ----------
                 $108,019   $108,925   $108,213   $125,505   $118,876
                ========== ========== ========== ========== ==========

Average
 subscribers        1,123      1,177      1,229      1,288      1,355
                ========== ========== ========== ========== ==========

CCPU                  $32        $31        $29        $32        $29
                ========== ========== ========== ========== ==========
CCPU with
 roaming              $43        $43        $42        $46        $41
                ========== ========== ========== ========== ==========

Selling and
 marketing
 expenses         $42,909    $42,729    $54,018    $53,334    $54,570
Less upgrade
 costs             (8,003)    (6,433)   (11,544)   (11,043)   (10,225)
Cost of
 products sold     26,985     23,049     28,916     29,995     35,107
Product sales
 revenue          (11,673)   (11,667)   (12,208)   (12,415)   (12,826)
                ---------- ---------- ---------- ---------- ----------
                  $50,218    $47,678    $59,182    $59,871    $66,626
                ========== ========== ========== ========== ==========

Activations           146        134        166        171        186
                ========== ========== ========== ========== ==========

CPGA                 $344       $356       $357       $350       $358
                ========== ========== ========== ========== ==========


                        Alamosa Holdings, Inc.
               Pro Forma Computation of Adjusted EBITDA

                  Q1 2004    Q2 2004    Q3 2004    Q4 2004   Q1 2005
                 Pro Forma  Pro Forma  Pro Forma  Pro Forma Pro Forma
                ---------- ---------- ---------- ---------- ---------
(000's)
Net loss         $(32,387)  $(20,070)     $(445)  $(21,530)  $(3,907)
Income tax
 expense
 (benefit)            818        450          -     (1,038)   (6,181)
Net interest
 expense           25,482     22,916     24,152     24,960    24,022
Depreciation
 and
 amortization      52,476     50,738     51,241     55,175    55,168
Non-cash
 compensation          26         25         30        802       771
Loss on debt
 exchange          13,101          -          -      2,991         -
(Gain) loss on
 derivative
 instrument       (12,672)    11,926     (1,200)     2,251      (849)
(Gain) loss on
 disposal of
 equipment            303      2,602        227        941        (4)
                ---------- ---------- ---------- ---------- ---------
Adjusted EBITDA   $47,147    $68,587    $74,005    $64,552   $69,020
                ========== ========== ========== ========== =========

    CONTACT: Alamosa Holdings Inc.
             Jon D. Drake, 806-722-1455
             jdrake@alamosapcs.com